Joint Filer Information

Name:             Dafna Kaplan
Address:          Ch. des Moulins 53
                  1936 Verbier
                  Switzerland

Designated Filer: Thomas Scott Kaplan

Issuer and Ticker Symbol: TREND MINING COMPANY (OTC BB: "TRDM")

Statement for Issuer's Fiscal Year Ended: September 30, 2003


Signature: /s/ Dafna Kaplan
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